AMENDMENT TO RIGHTS AGREEMENT
                          -----------------------------


         This Amendment is adopted the 12th day of February, 1999 by the Board of Directors of Espey Mfg. & Electronics Corp. pursuant to Section 26. Supplements and Amendments. of the Rights Agreement dated as of March 31, 1989 between Espey Mfg. & Electronics Corp., a New York Corporation (the "Company") and Registrar and Transfer Co., as Rights Agent (the "Rights Agent").

         Except as specifically set forth in this Amendment, the Rights Agreement and the Exhibits thereto shall remain unchanged.

         Now, therefore, the Rights Agreement and the Exhibits thereto are hereby amended and changed as follows:

         1. Section 1. Certain Definitions. is hereby amended and changed as follows:

                  (i) On page 2 in subsection (a) in the definition of "Acquiring Person" the language "25%" is hereby amended and changed to "15%".

         2. Section 3. Issue of Right Certificate. is hereby amended and changed as follows:

                  (i) In subsection (a) on page 6 the language "being the Beneficial Owner of 30% or more of the outstanding Common Shares of the Company" is hereby amended and changed to "being the Beneficial Owner of 15% or more of the outstanding Common Shares of the Company."

                  (ii) In subsection (c) on page 8 in the legend the language "dated as of March 31, 1989 (the "Rights Agreement")" is hereby amended and changed to "dated as of March 31, 1989, and amended as of February 12, 1999, (the "Rights Agreement")."

         3. Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. is hereby amended and changed as follows:

                  (i) In subsection (a) on page 13 the language "(i) the Close of Business on March 31, 1989 and" is hereby amended and changed to "(i) the Close of Business on December 31, 1999 and".

         4. Section 11. Adjustment of Purchase Price; Number of Shares or Number of Rights. is hereby amended and changed as follows:

                  (i) In subsection (a)(ii)(A)(3) on page 21 the language "(3) shall alone or together with its Affiliates and Associates, become the Beneficial Owner of 30% or more of the Common Shares," is hereby amended and changed to "(3) shall alone or together with its Affiliates and Associates, become the Beneficial Owner of 15% or more of the Common Shares,".

                  (ii) In subsection (a)(ii)(B) on page 25 in the legend the language "dated as of March 31, 1989," is hereby amended and changed to "dated as of March 31, 1989, and amended as of February 12, 1999."

         5. Section 23. Redemption. is hereby amended and changed as follows:

                  (i) In subsection (a) on page 51 the language "earlier of the Distribution Date and March 31, 1999" is hereby amended and changed to "earlier of the Distribution Date and December 31, 1999."

                  (ii) In subsection (c) on page 54 the language "another Distribution Date and March 31, 1999" is hereby amended and changed to "another Distribution Date and December 31, 1999."

         6. Exhibit A [Form of Right Certificate] and Exhibit B Summary of Rights to Purchase Common Shares to the Rights Agreement are hereby amended and changed to reflect the amendments and changes contained in this Amendment.

         The Exhibits to the Rights Agreement are hereby amended and changed to reflect the amendments and changes contained herein.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement and the Exhibits thereto to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                           ESPEY MFG. & ELECTRONICS CORP.

/s/ Peggy A. Murphy                           By: /s/ Howard Pinsley
-------------------                               ------------------
Peggy A. Murphy                                   Howard Pinsley

Attest:                                           REGISTRAR TRANSFER CO.

/s/ Walter Braczek                            By: /s/William P. Tatler
------------------                                --------------------
Walter Braczek                                    William P. Tatler


STATE OF NEW YORK
COUNTY OF SARATOGA

                  At ___________, this 18th day of February, 1999, personally appeared Howard Pinsley, duly authorized agent of Espey Mfg. & Electronics Corp. and he acknowledged this instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of Espey Mfg. & Electronics Corp.

                                                            /s/ Sheila A. Osborn
                                                            --------------------
                                                                Sheila A. Osborn
                                                                Notary Public

STATE OF NEW JERSEY
COUNTY OF UNION

                  At  _____________________,  this _18th day of February,  1999, personally appeared William P. Tatler, duly authorized agent of Registrar and Transfer Co. and he acknowledged this instrument, by him sealed and subscribed, to be his free act and deed and the free act and deed of Registrar and Transfer Co.

                                                             /s/ Deanna  Leaman
                                                             ------------------
                                                                 Deanna  Leaman
                                                                 Notary Public